EXECUTION VERSION

UNCONDITIONAL CONTINUING GUARANTY

THIS UNCONDITIONAL CONTINUING GUARANTY (this "Guaranty") is made and entered into as of December 29, 2006 by Manchester Inc., a Nevada corporation (the "Guarantor") in favor of Rick Stanley, as Shareholders’ Representative, and Rick Stanley, individually (collectively, the "Holders").

WHEREAS, the Holders and Manchester AcquisitionCo, Inc., a Delaware corporation, (the "Purchaser") are parties to a Stock Purchase Agreement, dated as of December 2, 2006, as amended December 29, 2006 (the "Purchase Agreement"), by which all of the issued and outstanding capital stock of the Sellers is being sold and conveyed to the Purchaser.

WHEREAS, as a condition to the sale of assets by the Holders to the Purchaser, the Purchaser has executed a (i) a Promissory Note in the principal amount of Three Million Dollars ($3,000,000.00) from Manchester Indiana Acceptance, Inc. (the "Purchase Note") and a Subordinated Promissory Note of even date herewith in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) from Manchester Indiana Acceptance, Inc. (the "Subordinated Note" and referred to herein together with the Purchase Note, collectively, as the “Notes”). Pursuant to the Notes, the Purchaser is indebted to the Holders in the aggregate original principal amount of $3,150,000.00

WHEREAS, the Purchaser is a special purpose wholly-owned acquisition subsidiary of the Guarantor and, by execution of this Guaranty, the Guarantor acknowledges and agrees that the transactions set forth in the Purchase Agreement and the Notes will provide direct, indirect, and substantial benefits to the Guarantor, both financial and otherwise.

WHEREAS, to induce the Holders to agree to the terms of the Purchase Agreement and the Notes and because the Guarantor has determined that executing this Guaranty is in the Guarantor's interest and to the Guarantor's direct or indirect financial benefit, the Guarantor has agreed to guaranty the obligations of the Purchaser under the Notes and is willing, and has agreed, to execute and deliver this Guaranty to the Holders.

NOW THEREFORE, in consideration of the mutual premises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows (capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement):

1. Obligations. As used herein, the term "Obligations" shall mean any and all indebtedness, obligations, liabilities and sums which may be presently due and owing or which may become due and owing under the Promissory Notes, in accordance with their respective terms, inclusive of the principal aggregate amounts due under the Notes of $3,150,000.00 and any and all interest that accrues on the principal amounts under the terms of the Notes.

2. Guaranty of Payment. The Guarantor hereby unconditionally guarantees to the Holders, and agrees to be primarily liable to the Holders for, the payment to the Holders of the Obligations, all without relief from valuation and appraisement laws. If the Purchaser does not timely discharge its Obligations to the Holders, the Guarantor hereby unconditionally and irrevocably guarantees to the Holders the prompt and complete payment by the Purchaser of the Obligations. If the Purchaser shall fail or refuse for any reason to timely discharge the Obligations, the Guarantor will pay the Obligations to the Holders and pay any and all expenses (including, without limitation, all fees and disbursements of counsel, including fees and expenses incurred in a suit to enforce this provision) which may be paid or incurred by the Holders in enforcing any rights under this Guaranty. If the Purchaser fails to pay or perform all or any part of the Obligations when due, the undersigned Guarantor will immediately pay the amount due and perform the obligations of the Purchaser in connection therewith as if such amount and obligations constituted the direct and primary debts and obligations of the Guarantor.

3. Nature of Guaranty. This Guaranty shall be, and shall remain, a continuing, unlimited, unconditional, and absolute guaranty of payment and not of collection. This Guaranty shall remain fully enforceable irrespective of (a) any defenses (other than unconditional payment) which the Purchaser may assert on the underlying Obligations, including but not limited to failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, (b) the absence of any attempt by the Holders to collect or enforce the Purchaser’s obligations, (c) the waiver or consent by the Holders with respect to any provision of any agreement between the Holders and the Purchaser, (d) The Holders’ failure to obtain collateral security for Obligations or to perfect and maintain a security interest in, or preserve, enforce or exhaust its rights to, or the release by the Holders of any collateral, or (e) any circumstances which might constitute a legal or equitable discharge or defense of a guarantor or surety.

Notice of or proof of reliance by the Holders upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between the Purchaser or the Guarantor, on the one hand, and the Holders, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

4. Action Regarding Obligations. The undersigned Guarantor hereby grants to the Holders full power, in its uncontrolled discretion and without notice to the undersigned Guarantor to deal in any manner with the Obligations including, without limitation, the following powers: (a) to modify or otherwise change any terms of the Obligations or to grant any extension or renewal thereof, and any other indulgence with respect thereto, and to effect any release, compromise, or settlement with respect thereto; or (b) to forbear from enforcing payment or any term of the Obligations. The obligations of the undersigned Guarantor hereunder shall not be released, discharged, or in any way affected, nor shall the undersigned have any rights or recourse against the Holders by reason of any action the Holders may take, omit to take, or delay in taking under the foregoing powers.

5. Waivers of the Guarantor. The undersigned Guarantor hereby waives (a) notice to the undersigned or the Purchaser of (i) acceptance of this Guaranty by the Holders, and (ii) the amount of the Obligations at any time outstanding; (b) presentment for payment, demand, protest, notice to the undersigned or the Purchaser of dishonor, nonpayment, default, and non-performance with respect to any of the Obligations; (c) any and all rights to require the Holders to marshal assets of the Purchaser; (d) any defense which the Purchaser may have against the Holders other than payment; (e) all defenses given to sureties or guarantors at law or in equity other than payment; and (f) all errors and omissions in connection with the Holders' administration of the Obligations.

All remedies or actions by the Holders for payment or fulfillment of the Obligations are cumulative and the pursuit of one shall not preclude the exercise of any other rights or remedies. The Holders shall not be required to make any demand upon or pursue or exhaust any of their rights or remedies against the Purchaser or others with respect to the payment or performance of any of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any collateral held by the Purchaser.

6. Reinstatement. If the Holders receive any payment or payments on account of the Obligations, which payment or payments of any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by the Holders, the Guarantor's obligations to the Holders hereunder shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment of the Obligations shall have been made to the Holders, which payment shall be due on demand. If any action or proceeding seeking such repayment is pending or, in the Holders' sole judgment, threatened, this Guaranty shall remain in full force and effect, notwithstanding that Purchaser may not then be obligated to The Holders.

7. Discharge. The Guarantor hereby agrees that this Guaranty shall remain in full force and effect until either (a) the Holders have released the Guarantor in writing from the Obligations ("Release") or (b) the Obligations are paid and satisfied in full.

8. Representations and Warranties. The undersigned Guarantor represents and warrants to the Holders, upon which representations the Holders are entitled to rely and the Guarantor hereby acknowledges that the Holders are relying, that:

(a) this Guaranty has been duly executed and delivered by the Guarantor, and this Guaranty constitutes a legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity which may limit the availability of equitable remedies;

(b) the execution, delivery, and performance of this Guaranty will not violate any provision of any contractual obligation of the Guarantor; and

(c) this Guaranty is the valid and binding obligation of the undersigned, enforceable in accordance with its terms.

9. Consent to Jurisdiction. The Guarantor hereby irrevocably and unconditionally:

(a) submits that in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect therefor, to the non-exclusive general jurisdiction of the courts of the State of Indiana, the courts of the United States of America in the State of Indiana and appellate courts from any thereof; and

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that he or she may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.

10. Governing Law. The validity of this Guaranty, its construction, interpretation and enforcement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the laws of the State of Indiana, without regard to principles of conflicts of law.

11. Waiver of Jury Trial. Each party hereto hereby irrevocably waives any right to have a jury participate in resolving any suit, action or proceeding arising out of or relating to this Guaranty.

12. Miscellaneous. This Guaranty shall extend to and bind the successors and assigns of the undersigned Guarantor. This Guaranty shall inure to the benefit of all transferees, assignees and/or endorsees of the Holders of any part or parts or all of the Obligations and of the Holders' successors and assigns. The use of headings shall not limit the provisions of this Guaranty. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this or any related agreement or instrument. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof. This Guaranty may be modified only by an instrument in writing signed by the party against whom enforcement of the modification is sought.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Unconditional Continuing Guaranty effective as of this 29th day of December, 2006.

MANCHESTER INC., "GUARANTOR"

By:	/s/ Richard D. Gaines
Printed: Richard D. Gaines
Title: Corporate Secretary

ACCEPTED, this 29th day of December 2006.

/s/ Rick Stanley
Rick Stanley, Individually

Rick Stanley, as Shareholders Representative

By:	/s/ Rick Stanley
Name: Rick Stanley
Title: Shareholders Representative